SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, iQSTEL Inc. (the “Company”) previously issued secured convertible promissory notes (the “Notes”) under a securities purchase agreement for an original aggregate purchase price of $3,500,000, increased in December 2024 to $5,000,000, which Notes are convertible into shares of the Company’s common stock.

On June 4, 2025 and June 6, 2025, the noteholder issued to the Company Notices of Conversion to convert $1,111,111.12 of principal and $90,277.78 of interest under the Notes into a total of 286,640 shares of common stock at a conversion rate of $4.20 per share, as adjusted to reflect the 1-for-80 reverse stock split effected on May 2, 2025. On the same dates, the Company issued the shares of common stock.

As of June 6, 2025, the noteholder has principal of $2,690,058 and accrued but unpaid interest of $189,093 remaining on the Notes that may be converted into common stock of the Company at $4.20 per share, subject to a beneficial ownership limitation of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. The conversion of the remaining principal and interest is subject to the noteholder’s election and the terms of the Notes, including the 9.99% beneficial ownership limitation.

The shares of common stock of the Company delivered in connection with this conversion has been issued in reliance on the exemption from registration provided by Section 3(a)(9)of the Securities Act of 1933, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date June 10, 2025

3